                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                             NATIONAL-OILWELL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
       2) Aggregate number of securities to which the transaction applies;

          ----------------------------------------------------------------------
       3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.

          ----------------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
       5) Total fee paid:

          ----------------------------------------------------------------------

          [ ]  Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

          ----------------------------------------------------------------------
       2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
       3)  Filing Party:

          ----------------------------------------------------------------------
       4)  Date Filed:

          ----------------------------------------------------------------------

                            [NATIONAL OILWELL LOGO]


                             NATIONAL-OILWELL, INC.
                                 5555 SAN FELIPE
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 13, 1998




TO THE STOCKHOLDERS OF NATIONAL-OILWELL, INC.:

     Notice is hereby given that the annual meeting of stockholders of NATIONAL-OILWELL, INC. will be held at the Marathon Tower Auditorium, 5555 San Felipe, Houston, Texas, at 11:00 A.M., local time, on Wednesday, May 13, 1998, for the following purposes:

          1. To elect a class of three directors, each for a term of three years and until their successors shall be elected and qualified.

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 16, 1998 will be entitled to notice of the annual meeting and to vote at the annual meeting and at any adjournments thereof. A list of the stockholders will be available for inspection at the company's offices during normal business hours for the 10 days prior to the meeting, and at the time and place of the meeting.


PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                       By order of the board of directors,



                                       M. Gay Mather
                                       Assistant Secretary


Houston, Texas
March 31, 1998

                             NATIONAL-OILWELL, INC.
                                 5555 SAN FELIPE
                              HOUSTON, TEXAS 77056

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1998

     This proxy statement and the accompanying form of proxy are furnished on or about March 31, 1998 in connection with the solicitation of proxies by the board of directors of National-Oilwell, Inc. (the "Company") to be used at the annual meeting of stockholders of the Company to be held at the Marathon Tower Auditorium, 5555 San Felipe, Houston, Texas, at 11:00 A.M., local time, on Wednesday, May 13, 1998, and at any adjournments thereof. This annual meeting is the first to be held subsequent to the September 1997 combination of the Company and Dreco Energy Services Ltd. ("Dreco"), an Alberta corporation. Holders of Exchangeable Shares of Dreco ("Exchangeable Shares") are entitled, through a voting trust, to vote at the annual meeting.


                             PURPOSE OF THE MEETING

At the meeting, the Company's stockholders will be asked to elect three directors to hold office as provided by law and the Company's by-laws.

                              VOTING AT THE MEETING

     Stockholders of record at the close of business on March 16, 1998 are entitled to vote at the meeting. As of that date, there were outstanding 48,501,797 shares of common stock, par value $.01 per share ("Common Stock"), of the Company. As of the record date, there were also 3,165,602 shares of Exchangeable Shares outstanding and entitled to vote at the meeting through the exercise by Montreal Trust Company of Canada, a trust company existing under the laws of Canada (the "Trustee"), of certain voting rights, designed to be equivalent to the voting rights of holders of Common Stock, under a Voting and Exchange Trust Agreement dated September 25, 1997 (the "Voting Agreement").

     The Exchangeable Shares entitle holders to dividend and other rights economically equivalent to Common Stock, including the right through the Voting Agreement to vote at Company stockholder meetings, and are exchangeable at the option of the holders into Common Stock on a one-for-one basis. The Trustee holds one share of Special Voting Stock, par value $0.01 per share, of the Company (the "Special Voting Stock") that is entitled to a number of votes at meetings of holders of Common Stock equal to the number of Exchangeable Shares outstanding from time to time held by persons other than the Company and its subsidiaries. Pursuant to the Voting Agreement, each holder of Exchangeable Shares (other than the Company and its subsidiaries) is entitled to instruct the Trustee as to the voting of the number of votes attached to the Special Voting Stock represented by such holder's Exchangeable Shares. The Trustee will exercise each vote attached to the Special Voting Stock only as directed by the relevant holder, and, in the absence of instructions from a holder as to voting, will not exercise such votes. A holder may also instruct the Trustee to give a proxy to such holder entitling the holder to vote personally such holder's relevant number of votes or to grant to the Company's management a proxy to vote such votes. The Trustee has furnished (or caused the Company to furnish) this Proxy Statement, the accompanying Notice of Meeting and certain related materials to the holders of Exchangeable Shares.

     Together as of the record date, the shares of Common Stock and Special Voting Stock (which is entitled to a number of votes based on the Exchangeable Shares) represented 51,667,399 shares outstanding and entitled to vote at the annual meeting (all such shares being referred to herein as "Shares," and all holders thereof being referred to herein as "stockholders" of the Company).

     The Common Stock and the Special Voting Stock vote together as a single class. As to each matter presented to a vote of stockholders of the Company, each share of Common Stock is entitled to one vote and the one share of Special Voting Stock is entitled to a number of votes equal to the number of Exchangeable Shares outstanding from time to time held by persons other than the Company and its subsidiaries.

     The holders of a majority of the Shares entitled to vote, present in person or represented by proxy, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. Except as provided by law or the Company's Amended and Restated Certificate of Incorporation or by-laws, the affirmative vote of the holders of a majority of the Shares, present in person or represented by proxy, entitled to vote at the meeting is required to take action with respect to any other matter that may properly be brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his or her shares at the meeting. The Shares represented by each properly executed proxy card will be voted at the meeting in accordance with each stockholder's direction. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified by a holder of Common Stock or the Trustee, the Common Stock will be voted as recommended by the board of directors. However, if no choice has been specified by a holder of Exchangeable Shares, the Exchangeable Shares will not be voted with respect to such matter. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. The Company believes that brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold Common Stock in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors.

     Proxies may be revoked at any time prior to the time that the vote is taken at the meeting. Proxies may be revoked by filing with the Secretary of the Company or the Trustee, as applicable, a written revocation or another form of proxy bearing a date later than the date of the proxy previously furnished. A proxy may also be revoked by attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of a proxy.

     YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.


                              ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation of the Company classifies the board of directors into three classes having staggered terms of three years each. The number of directors is fixed from time to time by resolution of the board adopted by a vote of a majority of the whole board of directors serving at the time of that vote, but shall not be less than three. The board of directors is currently set at nine members. Robert L. Phillips, whose term of office was to expire in 2000, resigned from the board of directors on February 12, 1998. The vacancy created by Mr. Phillips' resignation is currently unfilled. It is the intention of the board of directors to reduce the number of its members to eight at its May 13, 1998 meeting, to be held immediately prior to the annual meeting of stockholders.

     In January 1996, certain members of the Company's executive management team, together with an investor group led by Inverness/Phoenix LLC and First Reserve Corporation, purchased the business of the Company from its former owners, USX Corporation and Armco Inc. On January 16, 1996, the Company and its stockholders entered into a Stockholders Agreement which provided that, among other things, four members of the Company's board of directors would be designated by DPI Oil Service Partners Limited Partnership (of which Inverness/Phoenix LLC serves as the managing general partner), two members of the board would be designated by partnerships of which First Reserve Corporation serves as the managing general partner, and the Chief Executive Officer and Executive Vice President would serve as directors of the Company. Messrs. Bull, Comis, Dresher and Dunwoody were designated to serve as directors by DPI Oil Service Partners Limited Partnership. Messrs. Macaulay and Rothstein were designated to serve as directors by the First Reserve Corporation partnerships. Mr. Staff was designated to serve because he serves as the Company's Chief Executive Officer. On October 29, 1996, the Company became a publicly-traded company upon completion of an initial public offering (the "Offering"). The terms of the Stockholders Agreement concerning rights to designate members of the board of directors terminated automatically upon completion of the Offering.

     In connection with the combination with Dreco, on September 25, 1997, Frederick W. Pheasey and Robert L. Phillips were appointed to the Company's board of directors.

     Howard I. Bull, James C. Comis III and Frederick W. Pheasey, the three directors whose terms expire in 1998, have each consented to serve another term and will be presented to the stockholders for election as directors at the annual meeting. The remaining five directors will continue to serve in accordance with their prior election or appointment.

     At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees, unless authority to do so has been withheld in the manner specified in the instruction on the proxy or revoked in the manner previously described. Discretionary authority is reserved to cast votes for the election of a substitute recommended by the board of directors should any nominee be unable or unwilling to serve as a director. The Company believes that all of the nominees will be available to serve.

     The three directors are to be elected by a plurality of the votes cast. A stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for any nominee for director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

     The Company's Amended and Restated Certificate of Incorporation provides that, subject to certain limitations discussed below, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (or at any special meeting of stockholders called for the purpose of electing directors) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such meeting and
(ii) who complies with the notice procedures set forth below. Holders of Exchangeable Shares will be deemed to satisfy these requirements by complying with the notice procedures set forth below and timely delivering such notice to the Trustee.

     To be timely, a stockholder's notice to the Company must be received at the Company's principal executive offices by the later of (i) ninety days before the meeting of stockholders or (ii) ten days after the first public notice of that meeting is sent to stockholders. The Company must receive from the stockholder a notice that sets forth (i) that stockholder's name and address (as they appear on the records of the Company), business address and telephone number, resident address and telephone number, and the number of shares of each class of stock of the Company beneficially owned by that stockholder; and (ii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder. The notice must provide with respect to each nominee (i) that nominee's name, business address and telephone number, and residence address and telephone number; (ii) the number of shares, if any, of each class of stock of the Company owned directly or beneficially by that nominee; (iii) any other information relating to that nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iv) a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election.

     Notices in respect of nominations for directors must be received by the Company no later than April 30, 1998.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS AND REGARDING CONTINUING DIRECTORS

     The information provided herein as to personal background has been provided by each director and nominee as of March 16, 1998. The periods shown for service as an employee of the Company by Mr. Staff includes service as an employee of the predecessor partnership to the Company.



--------------------------------------------------------------------------------
                NOMINEES FOR ELECTION AT THE 1998 ANNUAL MEETING
                           FOR TERMS EXPIRING IN 2001
--------------------------------------------------------------------------------



Howard I. Bull          Mr. Bull has served as a Director of the Company since
                        January 1996. Mr. Bull was President, Chief Executive
                        Officer and a director of Dal-Tile International, Inc., which is the largest manufacturer and distributor of tile in North America, from April 1994 to his retirement in June 1997. Prior to joining Dal-Tile International,
                        Inc., Mr. Bull spent 10 years with Baker Hughes
                        Incorporated, a worldwide diversified oil services company, where he became Chief Executive Officer for Baker Hughes Drilling Equipment Company. Additionally, he served York International Corporation, a worldwide manufacturer and distributor of air conditioner and refrigeration equipment, as President of its Applied
                        Systems Division and Air Conditioning Business Group.
                        Mr. Bull also serves as a director of Marine Drilling
                        Companies, Inc., an offshore drilling contractor, and NATCO Holdings, Inc., a manufacturer of oil and gas processing equipment. Age: 57.

James C. Comis III      Mr. Comis has served as a Director of the Company since
                        January 1996. He is a Managing Director of Inverness
                        Management LLC. Through Inverness Management LLC and its affiliates, Mr. Comis has been engaged in sponsoring and investing in private equity transactions since 1990.
                        Additionally, Mr. Comis has served as Managing Director of Inverness/Phoenix LLC since 1994. Age: 33.

Frederick W. Pheasey    Mr. Pheasey has served as a Director and Executive Vice
                        President of the Company since September 1997. He was a co-founder of Dreco and was employed by that company and its predecessors from 1972 to September 1997, most recently as its Chairman. Age: 55.



--------------------------------------------------------------------------------
                       DIRECTORS CONTINUING IN OFFICE WITH
                             TERMS EXPIRING IN 1999
--------------------------------------------------------------------------------


W. McComb Dunwoody      Mr. Dunwoody has served as a Director of the Company
                        since January 1996. He is a Managing Director of
                        Inverness Management LLC. Through Inverness Management
                        LLC and its affiliates, Mr. Dunwoody has been engaged in sponsoring and investing in private equity transactions since 1981. Additionally, Mr. Dunwoody has served as President and Chief Executive Officer of
                        Inverness/Phoenix LLC since 1994 and has been Chief
                        Executive Officer of The Inverness Group Incorporated since 1981. Age: 53.

William E. Macaulay     Mr. Macaulay has served as a Director of the Company
                        since January 1996. He has been the President and Chief
                        Executive Officer of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors, since 1983. Mr.
                        Macaulay serves as a director of Weatherford Enterra, Inc., an oilfield service company, Maverick Tube
                        Corporation, a manufacturer of steel pipe and casing, TransMontaigne Oil Company, an oil products distribution and refining company, Hugoton Energy Corporation, an independent oil and gas exploration and production company, Cal Dive International, Inc., a provider of subsea services in the Gulf of Mexico, and Domain Energy
                        Corporation, an oil and gas exploration company. Age:
                        52.

Joel V. Staff           Mr. Staff has served as the President and Chief
                        Executive Officer of the Company since July 1993 and
                        Chairman of the Board since January 1996. Prior to joining the Company, he served as a Senior Vice
                        President of Baker Hughes Incorporated, a worldwide diversified oil services company, from October 1983 to May 1993. Mr. Staff also serves as a director of Denali
                        Incorporated, a provider of products and services for handling critical fluids. Age: 54.


--------------------------------------------------------------------------------
                       DIRECTORS CONTINUING IN OFFICE WITH
                             TERMS EXPIRING IN 2000
--------------------------------------------------------------------------------


James T. Dresher        Mr. Dresher has served as a Director of the Company
                        since January 1996. Mr. Dresher has been Chairman and owner of Glenangus, a residential real estate development company, since 1972. In addition, he served as Chairman/Chief Executive Officer and principal owner of Unidata, Inc., a Denver-based software company, from December 1991 to February 1998. Mr. Dresher serves as a director of Ardent Software Inc., a data management company. Age: 78.

Bruce M. Rothstein      Mr. Rothstein has served as a Director of the Company
                        since May 1996. Mr. Rothstein is a Managing Director of
                        First Reserve Corporation, which he joined in 1991.
                        Prior to joining First Reserve, he served as Treasurer and Chief Accounting Officer of Computer Factory, Inc.
                        Mr. Rothstein also serves as a director of Anker Coal
                        Group, Inc., a producer and marketer of coal, and Entech
                        Industries, Inc., a manufacturer of high-end valves used principally in sub-sea gathering systems. Age: 46.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL HOLDERS OF SHARES

      The following entities were beneficial owners of more than five percent of Shares as of the dates indicated:


                                                              Voting Power     Investment Power
                                                             --------------    -----------------
                                  Shares        Percent
                               Beneficially       of
Name and Address                  Owned        Class (1)     Sole    Shared    Sole       Shared
----------------               ------------    ----------    ----    ------    ----       ------
Inverness/Phoenix LLC (2)         10,203,600    19.75%        -0-  10,203,600   -0-     10,203,600
 660 Steamboat Road
 Greenwich, CT  06830

First Reserve Corporation (3)      8,370,494    16.20%        -0-   8,370,494   -0-      8,370,494
 475 Steamboat Road
 Greenwich, CT  06830

-------------------

(1)   On March 16, 1998, there were 51,667,399 Shares outstanding.

(2) Represents shares beneficially owned as of March 16, 1998 by the following partnerships of which, in each case, Inverness/Phoenix LLC is the managing general partner: DPI Oil Service Partners Limited Partnership - 9,450,562; and DPI Partners II - 753,038. Inverness/Phoenix LLC, in its role as managing general partner of the partnerships, has the power to cause each partnership to dispose of or to vote shares held by each partnership. Messrs. Comis and Dunwoody, each of whom is a director of the Company, serve on the investment committee of Inverness/Phoenix LLC, which committee has sole power to vote and dispose of that company's investments. See footnote (3) on page 7 of this proxy statement for the ownership interests of Messrs. Bull and Dresher, each of whom is a director of the Company, in DPI Oil Service Partners Limited Partnership.

(3) Represents shares beneficially owned as of March 16, 1998 by the following limited partnerships of which, in each case, First Reserve Corporation is the managing general partner: First Reserve Fund V, Limited Partnership - 334,830; First Reserve Fund VI, Limited Partnership - 7,700,834; and First Reserve Fund V-2, Limited Partnership - 334,830. First Reserve Corporation, in its role as managing general partner of the partnerships, has the power to cause each partnership to dispose of or to vote shares held by each partnership. Mr. Macaulay and Mr. John A. Hill, stockholders of First Reserve Corporation, may be deemed to share beneficial ownership of shares owned by First Reserve Corporation as a result of Messrs. Macaulay's and Hill's ownership of common stock of First Reserve Corporation. Both Messrs. Macaulay and Hill disclaim beneficial ownership of all such shares.

OWNERSHIP OF SHARES BY DIRECTORS AND OFFICERS

      The following table sets forth certain information with respect to Shares beneficially owned by each director and nominee for director of the Company, by each of the current executive officers named in the Summary Compensation Table and by all current directors and executive officers of the Company as a group. This information has been provided by each of the directors and executive officers as of March 31, 1998, at the request of the Company and includes shares subject to stock options granted under the Company's stock option plans that are exercisable within 60 days of March 31, 1998.

                                                                     Shares            Percent
      Name of individual                                          beneficially        of class
      or identity of group                                          owned(1)        outstanding(2)
      --------------------                                          --------        --------------
      Howard I. Bull  .......................................           1,333(3)        *
      James C. Comis  .......................................      10,204,933(4)      19.75%
      James T. Dresher ......................................           1,333(3)        *
      W.    McComb Dunwoody..................................      10,204,933(4)      19.75%
      James J. Fasnacht......................................         362,065           *
      Steven W. Krablin......................................         321,585           *
      William E. Macaulay....................................       8,371,827(5)      16.20%
      Merrill A. Miller  ....................................         196,470           *
      Frederick W. Pheasey...................................         330,610           *
      Bruce M. Rothstein  ...................................           1,333           *
      Joel V. Staff  ........................................       1,808,622(6)       3.50%
      All current directors and executive officers as a group
        (15 persons).........................................      22,375,539         43.25%

------------------
*  Denotes ownership of less than one percent of the class outstanding.

(1) This column includes shares subject to options granted pursuant to the Company's stock option plans which are exercisable by May 30, 1998. Messrs. Bull, Comis, Dresher, Dunwoody, Macaulay and Rothstein each hold unexercised options to purchase 1,333 of such shares, and Messrs. Krablin, Fasnacht and Miller each hold unexercised options to purchase 5,019 of such shares.

(2) At March 16, 1998, there were 51,667,399 Shares outstanding. Shares not outstanding but beneficially owned by a given person are deemed outstanding for purposes of computing the percentage of Shares owned by such person, but not for purposes of computing the percentage owned by any other person.

(3) Messrs. Bull and Dresher have a 5.714% and 4.082% interest, respectively, in DPI Partners I, a general partnership which holds a limited partnership interest in DPI Oil Service Partners Limited Partnership. Additionally, Messrs. Bull and Dresher each hold a limited partnership interest in DPI Oil Service Partners Limited Partnership, which holds 9,450,562 shares of the Common Stock. The interests of Mr. Bull, Mr. Dresher and DPI Partners I in DPI Oil Service Partners Limited Partnership, after the return of the original investment plus interest, are approximately 1.3%, 3.3% and 20.0%, respectively. Messrs. Bull and Dresher each disclaim beneficial ownership of all such shares.

(4) Includes 10,203,600 shares beneficially owned by Inverness/Phoenix LLC of which Messrs. Comis and Dunwoody are principals.

(5) Includes 8,370,494 shares beneficially owned by First Reserve Corporation of which Mr. Macaulay is President and Chief Executive Officer. Mr. Macaulay disclaims beneficial ownership of all such shares.

(6) Includes 1,057,628 shares owned by the trusts created by that certain Trust Agreement dated April 12, 1989 by and among Joel V. Staff and Mary Martha Staff, as Trustors, and Richard Staff, as Trustee. Mr. Staff does not vote nor exercise investment power over and disclaims beneficial ownership of these shares.

                      MEETINGS AND COMMITTEES OF THE BOARD

      During 1997, four meetings of the board of directors of the Company were held. The Company's by-laws provide that the board of directors, by resolution adopted by a majority of the board, may designate an Executive Committee and one or more other committees, with each such committee to consist of one or more directors.

      Executive Committee. The executive committee has the full power and authority to exercise all the powers of the board of directors in the management of the Company except the power to fill vacancies in the board of directors and the power to amend the by-laws. The Executive Committee met twice during 1997. The current members of the Executive Committee are W. McComb Dunwoody, committee chairman, William E. Macaulay and Joel V. Staff.

      Audit Committee. The audit committee is composed of directors who are not officers of the Company or any of its subsidiaries. The current members of the audit committee are James T. Dresher, committee chairman, and Howard I. Bull. The audit committee meets periodically with the Company's financial and accounting officers, management and independent public accountants to review the scope of auditing procedures, policies relating to internal auditing and accounting procedures and controls. It also provides general oversight with respect to the accounting principles employed in the Company's financial reporting, reviews litigation and other legal matters that may affect the Company's financial condition and monitors compliance with the Company's business ethics and other policies. The audit committee met twice during 1997.

      Compensation Committee. The compensation committee is composed of members of the board who are not officers of the Company or any of its subsidiaries. This committee has general supervisory power over, and the power to grant awards under, the Company's stock award plans. In addition, the compensation committee reviews the recommendations of the Chief Executive Officer as to appropriate compensation of the Company's principal executive officers and certain other key personnel and establishes the compensation of such persons and the Chief Executive Officer. It also periodically examines the general compensation structure of the Company and supervises the welfare and pension plans and compensation plans of the Company. The compensation committee met twice during 1997. Its current members are Howard I. Bull, committee chairman, and James T. Dresher.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      From August 1996 through March 20, 1997, William E. Macaulay was a member of the compensation committee. Mr. Macaulay is the president and chief executive officer of First Reserve Corporation. In connection with the acquisition of the Company's predecessor partnership in 1996, the Company entered into a five-year Management Services Agreement pursuant to which First Reserve Corporation would receive certain fees for specific acquisitions. In connection with the Company's initial public offering, this agreement was terminated pursuant to a Deferred Fee Agreement under which the Company paid First Reserve Corporation an aggregate amount of $225,000 in 1997. No additional amounts are payable.


                        EXECUTIVE OFFICERS OF THE COMPANY

      Set forth below is certain information regarding each of the Company's current executive officers. Executive officers of the Company are elected annually by the board of directors to serve in their respective capacities until their successors are duly elected and qualified or until their earlier resignation or removal. The periods shown for service as an employee of the Company include service as an employee of the predecessor partnership of the Company.

Joel V. Staff           Mr. Staff has served as the President and Chief
                        Executive Officer of the Company since July 1993 and
                        Chairman of the Board since January 1996. Prior to joining the Company, Mr. Staff served as a Senior Vice
                        President of Baker Hughes Incorporated, a worldwide diversified oil services company, from October 1983 to May 1993. Mr. Staff also serves as a director of Denali
                        Incorporated, a provider of products and services for handling critical fluids. Age: 54.

James J. Fasnacht       Mr. Fasnacht has served as Vice President since November
                        1993, as Group President, Distribution Services since
                        April 1997, as General Manager of Pumping Systems from
                        November 1993 to April 1997, as Human Resources Manager from 1991 to November 1993 and in various other capacities since joining the Company in 1979. Age: 43.

W. Douglas Frame        Mr. Frame has served as Vice President and Group
                        President, Downhole Products since the Company's combination with Dreco in September 1997. Prior thereto he served as a director of Dreco since 1980 and as an employee of Dreco, primarily responsible for its downhole products marketing operations. Age: 55.

Steven W. Krablin       Mr. Krablin has served as Vice President and Chief
                        Financial Officer since January 1996. Mr. Krablin served in various capacities including Vice President-Finance and Chief Financial Officer of Enterra Corporation, an
                        NYSE-listed, international oilfield service company, from November 1986 to January 1996. Age: 47.

Gail M. McGee           Ms. McGee has served as Vice President and Chief
                        Information Officer since June 1997. From May 1996 to
                        March 1997, Ms. McGee was Chief Information Officer of
                        J.D. Power and Associates, a survey firm. From February
                        1994 to May 1996, she served as Vice President of Wells
                        Fargo Bank. From January 1988 to February 1994, Ms.
                        McGee was Vice President, Department Head of
                        Productivity and Organizational Readiness at Chemical
                        Bank. Age: 50.

Merrill A. Miller, Jr.  Mr. Miller has served as Vice President since July 1996, as Group President, Products and Technology since April 1997, as General Manager of Drilling Systems from July 1996 to April 1997 and as Vice President of Marketing, Drilling Systems from February 1996 to July 1996. Prior thereto, Mr. Miller was President of Anadarko Drilling Company, a drilling contractor, from January 1995 to February 1996. From May 1980 to January 1995, Mr. Miller served in various capacities including Vice President/U.S. Operations of Helmerich & Payne International Drilling Co., a drilling contractor. Age:
                        47.

Jerry N. Gauche         Mr. Gauche has served as Vice President-Organizational
                        Effectiveness since joining the Company in January 1994.
                        Prior thereto, Mr. Gauche was employed by BP
                        Exploration, Inc., an oil and gas exploration and production company, where he served as General Manager of Central Services from January 1990 to September 1992 and Director of Public Affairs and Executive
                        Coordination from May 1988 to December 1989. From
                        October 1992 to January 1994, Mr. Gauche was self-employed managing his personal investments. Age:
                        49.

Paul M. Nation          Mr. Nation has served as Secretary and General Counsel
                        of the Company since 1987 and as Vice President since
                        1994. Mr. Nation has resigned as Vice President,
                        Secretary and General Counsel, effective April 17, 1998.
                        Age: 43.

Frederick W. Pheasey    Mr. Pheasey has served as a Director and Executive Vice
                        President of the Company since September 1997. He was a co-founder of Dreco and was employed by that company and its predecessors from 1972 to September 1997, most recently as its Chairman. Age: 55.

                REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth for the years ended December 31, 1995, 1996 and 1997 the compensation paid by the Company to its Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers").

                                                    SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                     Long-Term Compensation
                                                                              -------------------------------------
                                                 Annual Compensation                 Awards              Payouts
                                       -------------------------------------  --------------------    -------------
                                                                    Other
       Name                                                         Annual   Restricted  Securities                   All Other
       and                                                          Compen-    Stock      Underly-        LTIP         Compen-
     Principal                                                      sation    Award(s)  ing Options/     Payouts       sation
     Position                 Year     Salary($)    Bonus($)          ($)      ($)(1)     SARs (#)       ($)(2)        ($)(3)
-----------------------     -------    ---------    --------     -----------  --------- ----------    -------------  ----------
Joel V. Staff                1997        300,000     191,250          --           --          --               --     14,054
  Chairman,                  1996        291,352     186,983          --        2,567          --        1,675,423     14,512
  President and CEO          1995        275,016          --          --           --          --               --     11,011

Lynn L. Leigh                1997        195,000     102,375          --           --          --               --     11,787
  Sr. Vice                   1996        195,000     103,209          --           --          --     1,256,846(5)      9,242
  President(4)               1995        195,000          --          --           --          --               --      7,810

Merrill A. Miller            1997        162,307      85,211          --           --      15,058               --      3,486
  Group President -          1996        135,577      71,758          --          856          --          558,474         --
  Products & Technology      1995             --          --          --           --          --               --         --


James J. Fasnacht            1997        150,769      79,154          --           --      15,058               --     12,478
  Group President -          1996        120,000      63,513          --          856          --          558,474      7,683
  Distribution Services      1995        101,504          --          --           --          --               --      5,204


Steven W. Krablin            1997        150,000      78,750          --           --      15,058               --      3,755
  Vice President             1996        144,231      76,338          --          856          --          558,474         --
  and CFO                    1995             --          --          --           --          --               --         --

----------------
(1) The number and value at December 31, 1997 of restricted stockholdings for the named executive officers are: Mr. Staff - 451,864 shares, $15,448,100; Mr. Miller - 150,604 shares, $5,148,774; Mr. Fasnacht - 150,604 shares, $5,148,774;
and Mr. Krablin - 150,604 shares, $5,148,774. The forfeiture restrictions lapse in equal annual amounts each January 17, 1998 through 2001, and in their entirety upon a participant's disability, death or involuntary termination without cause. The recipients of restricted stock awards are only entitled to dividends declared upon shares issued pursuant to the award upon the lapse of forfeiture restrictions.

(2) Represents total amounts accrued to the named individuals except for Mr. Leigh with respect to payments under the Company's Value Appreciation and Incentive Plans, which provided for certain executive officers of the company to qualify for an award upon the occurrence of certain events, including an initial public offering. Distributions under the plans will be made in cash and stock until January 17, 2001. Cash distributions made under the plans as of December 31, 1997 are as follows: Mr. Staff - $418,874; Mr. Miller - $139,625; Mr.
Fasnacht - $139,625; and Mr. Krablin - $139,625. Stock distributions made under the plans as of December 31, 1997 are as follows: Mr. Staff - 24,644 shares; Mr. Miller - 8,214 shares; Mr. Fasnacht - 8,214 shares and Mr. Krablin - 8,214 shares.

(3) These amounts include:

      (a) The Company's cash contributions for 1997 under the National-Oilwell Retirement and Thrift Plan, a defined contribution plan, on behalf of Mr. Staff, $10,554; Mr. Leigh - $10,912; Mr. Miller - $3,486; Mr. Fasnacht - $10,696; and Mr. Krablin - $2,515.

      (b) The Company's cash contributions for 1997 under the National-Oilwell Supplemental Savings Plan, a defined contribution plan, on behalf of Mr. Staff - $3,500; Mr. Leigh - $875; Mr. Fasnacht - $1,782; and Mr. Krablin - $2,515.

(4) Mr. Leigh retired on January 31, 1998.

(5) Represents total amount accrued to Mr. Leigh under the Company's Value Appreciation and Incentive Plan A, which provided for certain key employees of the Company to qualify for an award upon the occurrence of certain events, including an initial public offering. Distributions under this plan will be made in cash and stock until January 17, 1999. At December 31, 1997, Mr. Leigh had received a cash distribution under this plan in the amount of $418,949 and a stock distribution of 49,288 shares.

GRANTS OF OPTIONS/SAR'S IN LAST FISCAL YEAR

      The following table provides information concerning stock options granted to Named Executive Officers as of December 31, 1997. On November 18, 1997, the Company effected a two-for-one stock split. All stock option grant awards were adjusted accordingly. The Company has granted no stock appreciation rights.


                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                                                               Annual Rates of
                                                                                                 Stock Price
                                                                                               Appreciation for
                                    Individual Grants                                            Option Term
---------------------------------------------------------------------------------------     --------------------
                                                % of total
                                 Number of         Options
                                Securities       Granted to       Exercise
                                Underlying      Employees in        Price    Expiration
   Name                       Options Granted    Fiscal Year      ($/Share)     Date        5% ($)       10% ($)
----------------------------  ---------------   ------------      ---------  ----------     ------      --------
Merrill A. Miller                15,058             4.8%          15 15/16     03/21/02     66,303      146,514
James J. Fasnacht                15,058             4.8%          15 15/16     03/21/02     66,303      146,514
Steven W. Krablin                15,058             4.8%          15 15/16     03/21/02     66,303      146,514


      The option exercise price per share is equal to the fair market value of a share of Common Stock on the date of grant. The grants have a term of five years from the date of grant and vest in three equal annual installments beginning one year from the date of grant.

FY-END OPTION VALUES

      The following table provides the value of unexercised options held by the Named Executive Officers as of December 31, 1997. None of the options held by the Named Executive Officers were exercisable at December 31, 1997.

                                              Number of Securities           Value of Unexercised
                                             Underlying Unexercised          In-the Money Options
                                             Options at FY-End (#)               at FY-End ($)
            Name                                 Unexercisable                   Unexercisable
            ------------------------        -------------------------       ------------------------
            Merrill A. Miller                        15,058                         274,809
            James J. Fasnacht                        15,058                         274,809
            Steven W. Krablin                        15,058                         274,809

COMPENSATION OF DIRECTORS

      Directors who are full-time employees of the Company do not receive a retainer or fees for service on the board of directors or on committees of the board. Members of the board of directors who are not full-time employees of the Company receive an annual fee of $20,000, a fee of $1,000 for attendance at each meeting of the board of directors and at each meeting of its committees or any special committee established by the board, and a fee of $1,000 per day for any special assignments. The chairmen of the audit and compensation committees receive a fee of $1,250 for attendance at each meeting of the committee they chair. In addition, directors of the Company (including directors who are not full-time employees of the Company) are eligible for grants of stock options, other than ISOs, and other awards under the Company's Amended and Restated Stock Award and Long-Term Incentive Plan. On March 21, 1997, each non-employee director of the Company was granted a non-qualified stock option to purchase 4,000 shares of the Company's common stock, and on February 18, 1998 each non-employee director was granted a non-qualified stock option to purchase 4,163 shares of the Company's common stock. The option exercise price per share is equal to the fair market value of a share of common stock on the date of grant. The options have a term of five years from the date of grant and vest in three equal annual installments beginning one year after the date of grant.

EMPLOYMENT CONTRACTS

      Effective as of January 1, 1996, the Company entered into an employment agreement with Messrs. Staff, Fasnacht, and Krablin and on February 5, 1996 entered into an employment agreement with Mr. Miller. Each of the agreements provides for a base salary, participation in an employee incentive plan and employee benefits as generally provided to all employees. The agreements provide for the following base salaries in 1998: Mr. Staff - $383,680; Mr. Fasnacht - $180,000; Mr. Krablin - $178,800 and Mr. Miller - $190,000. The agreements have a continuing term of two years in the case of Mr. Staff and one year for each of the other executive officers. The Company is not obligated to pay any amounts pursuant to the employment agreements upon (i) voluntary termination; (ii) termination for cause (as defined); (iii) death; (iv) long-term disability; or
(v) employee's refusal to accept comparable employment with a successor corporation. If the employment relationship is terminated by the Company for any other reason, or by the employee due to an uncorrected material breach of the employment agreement by the Company, the employee is entitled to receive his base salary and current year targeted bonus amount under an employee incentive plan either as a lump sum payment or over the one-year term, or two-year term in the case of Mr. Staff, as determined by the employment agreement under the circumstances. During the period of employment and for a period after termination of two years for Mr. Staff and one year for each of the other executive officers, the employees are generally prohibited from competing or assisting others to compete in its existing or recent business, or inducing any other employee to terminate employment with the Company.

      Upon termination, other than for cause, participants in the Company's Value Appreciation and Incentive Plans A and B, including each of the Named Executive Officers, are entitled to any amounts accrued on their behalf for which they have not yet received a distribution. Each of the Named Executive Officers other than Mr. Leigh is a recipient of a restricted stock award under the Company's Amended and Restated Stock Award and Long-Term Incentive Plan. Under the terms of the Restricted Stock Agreements pursuant to which the restricted stock awards were issued, any restricted stock must be resold to the Company for $0.01 per share if the recipient's employment with the Company is terminated for any reason prior to the lapse of the forfeiture restrictions. The forfeiture restrictions lapse each year beginning January 17, 1997, on 20% of the total number of shares of restricted stock awarded to each participant and in their entirety upon a participant's disability, death or involuntary termination of employment without cause.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Since the Company's common stock became a publicly-traded security in October 1996, the compensation committee's philosophy regarding the Company's executive compensation program has been to design a compensation package that will attract and retain key executives focused on the Company's annual growth and long-term strategy. The committee intends to achieve this objective through payment of a total compensation package that approximates the industry median but that is weighted to the performance of the Company. Base pay and cash incentives are intended to be below the market median, while incentives such as stock options are intended to be above the market median.

      The Company's executive compensation program is administered by the compensation committee of the board of directors. The committee establishes specific compensation levels for executive officers and other key personnel and administers the Company's stock award plans and the Company's Value Appreciation and Incentive Plans A and B.

      The Company's executive officers in 1997 received certain cash and stock awards under the Company's Value Appreciation and Incentive Plans. Distributions under these awards will occur through January 2001. These awards were provided primarily in consideration of the executive officers' assistance and participation in the purchase of the Company's business from its previous owners and the Company's initial public offering. These awards were not designed as part of the Company's overall executive compensation program and were not regarded by the compensation committee as such.

      The main components of the executive compensation program for 1997 were base salary, participation in one of the Company's incentive plans and the grant of non-qualified stock option awards. Salary levels are based on factors including individual performance and level and scope of responsibility. In establishing the base salary levels for the executive officers (other than Mr. Staff) the compensation committee considers the recommendations of Mr. Staff, to whom these officers report. The compensation committee targets base salary levels at or below the median industry peer level, which is determined by consideration of compensation survey reports and salary levels paid by similar companies in the oilfield service industry. The companies used for comparison purposes include, but are not limited to, those companies included in the Company's peer group index.

      All employees of the Company, including executive officers, participated in a Company incentive plan in 1997 (the "1997 Incentive Plan"). The incentive plans are designed to align a portion of each employee's cash compensation with Company performance. The amount of the aggregate award under the plans was determined by the Company's performance objectives based on measures of operating profit and the ratio of operating profit to capital employed. A minimum performance level had to be achieved by the Company before any award was earned, and higher levels of achievement were rewarded with increasing payments based upon an established progression. A participant's award varied depending upon the level of his or her participation. The maximum award opportunity for the chief executive officer under the 1997 Incentive Plan was approximately 65% of base salary and for the other executive officers was approximately 50% of base salary.

      Compensation of the Chief Executive Officer. Components of the chief executive officer's compensation for 1997 included base salary and participation in the 1997 Incentive Plan. In determining Mr. Staff's compensation for 1997, the committee considered the compensation level of chief executive officers of comparable companies and the continued successful growth of the Company's revenues and profitability. The committee believes Mr. Staff's base salary level to be below the median industry peer level. As described above, Mr. Staff was eligible to receive a bonus equal to approximately 65% of his base salary in 1997 under the 1997 Incentive Plan. The Company achieved its maximum performance targets established by the plan and, accordingly, Mr. Staff was paid the maximum bonus award possible. Mr. Staff's base annual salary was increased in 1998 from $300,000 to $383,680.


COMPENSATION COMMITTEE

Howard I. Bull, Chairman
James T. Dresher

                                PERFORMANCE GRAPH

      The following line graph shows the cumulative total stockholder return on the Common Stock from October 29, 1996, the first trading day after the date it was registered under the Exchange Act, to December 31, 1997, and compares it with the cumulative total return over the same period of the S&P 500 Index and to a self-constructed peer group of similar companies in the oilfield service industry (which includes BJ Services Company, Camco International Inc., Cooper Cameron Corporation, Tuboscope Vetco International Corporation and Varco International Incorporated). The graph assumes a $100 investment in Common Stock based on the initial per share price to the public of $17.00 and in each index at October 29, 1996 and that all dividends were reinvested. Peer group returns are based on the market capitalization of each individual company within the peer group at the beginning of the comparison period.




                                    [GRAPH]



                               OCT. 29, 1996    DEC. 31, 1996   DEC. 31, 1997
                               -------------    -------------   -------------
National-Oilwell, Inc.              100              181             402
Peer Group                          100              118             180
S&P 500                             100              106             141

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FEE AGREEMENTS

      In connection with the acquisition of the Company's predecessor partnership in 1996, the Company entered into a five-year Management Services Agreement with its largest stockholder, Inverness/Phoenix LLC, whereby the Company would pay $1.0 million per year for management assistance and other services as agreed. The agreement also provided that Inverness/Phoenix LLC receive 1% of the aggregate transaction value in connection with each acquisition or disposition completed during the five-year period and that First Reserve Corporation, the Company's second largest stockholder, receive certain fees for specific acquisitions. In connection with the Company's initial public offering, this agreement was terminated pursuant to a Deferred Fee Agreement which provides for cash payments of up to $4.4 million. During 1997 and 1996, cash payments aggregating $2.5 million were made to Inverness/Phoenix LLC and First Reserve Corporation in connection with the Deferred Fee Agreement. Future quarterly payments of $250,000 will continue to be made to Inverness/Phoenix LLC through December 31, 1999.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires executive officers and directors of the Company and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Based solely on its review of copies of such reports received by the Company and written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during 1997, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met.


                        SELECTION OF INDEPENDENT AUDITORS

      The board of directors has selected Ernst & Young LLP, the Company's independent public accountants, to continue in such capacity for the current year. Representatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                               PROXY SOLICITATION

      The cost of soliciting proxies will be paid by the Company. Beacon Hill Partners, Inc., 90 Broad Street, New York, New York has been employed to solicit proxies in connection with the Company's Common Stock and the voting of the Exchangeable Shares, in the United States and Canada, by mail, telephone or personal solicitation for a fee of approximately $2,750 plus expenses. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, in accordance with applicable requirements of the SEC, New York Stock Exchange, Canadian securities commissions and The Toronto Stock Exchange. Proxies may also be solicited by directors, officers and employees of the Company, but such persons will not be specially compensated for such services.


                      STOCKHOLDER SUGGESTIONS AND PROPOSALS
                           FOR THE 1999 ANNUAL MEETING

      Consideration of certain matters is required at the annual meeting of stockholders, such as the election of directors. In addition, pursuant to applicable regulations of the SEC, stockholders may present resolutions that are proper subjects for inclusion in the proxy statement and for consideration at the annual meeting by submitting their proposals to the Company on a timely basis. In order to be included for the 1999 annual meeting, resolutions should be addressed to the Secretary, National-Oilwell, Inc., 5555 San Felipe, Houston, TX 77056 or, in the case of the Holders of Exchangeable Shares, to the Trustee, and in either case must be received by December 1, 1998.

                                  OTHER MATTERS

      The board of directors is not aware of any other matters that may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their best judgment.

      A copy of the Company's 1997 Annual Report to Stockholders is being transmitted herewith, but does not constitute part of the proxy solicitation materials.

                                         By order of the board of directors,



                                         M. Gay Mather
                                         Assistant  Secretary


Houston, Texas
March 31, 1998

                            [NATIONAL OILWELL LOGO]


                             NATIONAL-OILWELL, INC.
 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                          STOCKHOLDERS ON MAY 13, 1998.

The undersigned hereby appoints M. Gay Mather and Daniel L. Molinaro or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the annual meeting of stockholders of National-Oilwell, Inc. to be held on Wednesday, May 13, 1998, and any adjournments thereof, and to vote the shares of stock that the signer would be entitled to vote if personally present as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the March 31, 1998 proxy statement (the "Proxy Statement").

This proxy is solicited on behalf of the board of directors of National-Oilwell, Inc. The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted in accordance with the recommendations of the board of directors for all nominees.

The undersigned acknowledges receipt of the March 31, 1998 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.



-----------------------------------     ----------------------------------------
Signature                               Signature if held jointly


-----------------------------------     ----------------------------------------
Date                                    Date

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

                PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY.

 [X]     PLEASE MARK YOUR VOTE
         AS IN THIS EXAMPLE
         USING DARK INK ONLY.

(PLEASE READ OTHER SIDE FIRST.)
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

The election of directors:  Howard I. Bull, James C. Comis III and Frederick
                            W. Pheasey.

[ ]  FOR all nominees              [ ]  WITHHOLD AUTHORITY
     listed above.                      for all nominees listed above.

INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:



--------------------

                            [NATIONAL OILWELL LOGO]


                             NATIONAL-OILWELL, INC.
 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                         STOCKHOLDERS ON MAY 13, 1998.

The undersigned hereby appoints Montreal Trust Company of Canada (the "Trustee"), and, unless you withhold authority by checking the following box [ ], authorizes the Trustee to appoint by proxy M. Gay Mather and Daniel L. Molinaro or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the annual meeting of stockholders of National-Oilwell, Inc. to be held on Wednesday, May 13, 1998, and any adjournments thereof, and to vote all Exchangeable Shares of Dreco Energy Services Ltd. that the signer is entitled to vote as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the March 31, 1998 proxy statement (the "Proxy Statement").

This proxy is solicited on behalf of the board of directors of National-Oilwell, Inc. The shares represented by this proxy will be voted as directed by the Stockholder only if this proxy is completed, returned to and received by the Trustee not later than 4:30 p.m. (Calgary time) on Monday, May 11, 1998 by Montreal Trust Company of Canada, 600, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8. Proxies may be mailed in the return envelope provided or faxed to 403-267-6529.

In the event you wish to attend the meeting in person and vote your shares directly, please check the following box [ ], in which case the Trustee will issue a proxy to you for your shares at the meeting; however, the Trustee accepts no responsibility for timely forwarding a proxy to vote your shares directly if such instruction is not received by 4:30 p.m. (Calgary time) on May 11, 1998. In all events, the risk of delivery of such a proxy remains with the holders of Exchangeable Shares.

The undersigned acknowledges receipt of the March 31, 1998 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.


-----------------------------------     ----------------------------------------
Signature                               Signature if held jointly


-----------------------------------     ----------------------------------------
Date                                    Date

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

                PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY.

(PLEASE READ OTHER SIDE FIRST.)
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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.


The election of directors: Howard I. Bull, James C. Comis III and Frederick W.
                           Pheasey.

[ ]  FOR all nominees              [ ]  WITHHOLD AUTHORITY
     listed above.                      for all nominees listed above.

INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:


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